Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Gerald Lyons		Mary M. Gentry
Senior Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4854		(864) 286-4892

SCANSOURCE REPORTS FIRST QUARTER RESULTS
Net Sales of $757 Million with 19% Quarter-Over-Quarter Growth

GREENVILLE, SC -- November 9, 2020 -- ScanSource, Inc. (NASDAQ: SCSC), a leading provider of technology products and solutions, today announced financial results for the first quarter ended September 30, 2020. All results in this release reflect continuing operations only unless otherwise noted.

First Quarter Summary:

•Net sales: $757.3 million, down 10% year-over-year (down 7% year-over-year for organic growth)
•19% quarter-over-quarter growth for net sales (up from $636.5 million for fourth quarter of fiscal year 2020)
•Gross profit: $80.8 million, down 18% year-over-year
•GAAP operating income of $1.6 million; non-GAAP operating income of $15.8 million
•Net loss from continuing operations of $(0.1) million, which includes restructuring and other charges of $8.3 million
•GAAP diluted EPS of $(0.01) per share; non-GAAP diluted EPS of $0.42 per share
•Generated strong operating cash flow of $71.2 million during the quarter

“I am incredibly proud of the ScanSource team and our strong execution in an unprecedented operating environment,” said Mike Baur, Chairman and CEO, ScanSource, Inc. “Our sales grew 19% quarter-over-quarter with broad-based growth across our technologies in North America and Brazil. ScanSource is uniquely positioned to help channel partners drive growth by providing customers with industry-leading endpoints and cloud solutions.”

Quarterly Results
Net sales totaled $757.3 million for the first quarter of fiscal year 2021, down 10% year-over-year, or down 7% year-over-year for organic growth. The year-over-year reduction in net sales is primarily due to the impact of the COVID-19 pandemic. For the Intelisys master agency business, net sales increased 11% year-over-year for the first quarter of fiscal year 2021. ScanSource delivered 19% sequential quarter growth from the June quarter, driven primarily by growth across key technologies in North America and Brazil.

For the first quarter of fiscal year 2021, operating income decreased to $1.6 million, and non-GAAP operating income decreased to $15.8 million. At the end of July 2020, the Company implemented a $30 million annualized expense reduction program to address the business impacts of the COVID-19 pandemic and prepare for the next phase of growth. Selling, general and administrative expenses for the quarter reflect a partial quarter impact for the expense reduction plan, and the Company is on track to achieve the $30 million in cost savings. In the first quarter of fiscal year 2021, the Company recorded restructuring charges of $8.3 million.

On a GAAP basis, net loss for the first quarter of fiscal year 2021 totaled $(0.1) million, or $(0.01) per diluted share, compared to net income of $12.3 million, or $0.48 per diluted share, for the prior-year quarter. Non-GAAP net income totaled $10.7 million, or $0.42 per diluted share, compared to $18.5 million, or $0.72 per diluted share, for the prior-year quarter.

At September 30, 2020, ScanSource had cash and cash equivalents of $55.6 million and total debt of $168.7 million for continuing and discontinued operations. The Company generated $71.2 million of operating cash flow in the first quarter of fiscal year 2021 and $225.6 million for the trailing 12-month period.
Discontinued Operations
On August 20, 2019, ScanSource announced plans to divest its products distribution businesses outside of the United States, Canada and Brazil (the “Divestitures”). ScanSource continues to operate its digital distribution business in these geographies.

Exhibit 99.1

These plans are part of a strategic portfolio repositioning to align investments with higher-growth, higher-margin businesses. The Divestitures are classified as assets held for sale and discontinued operations in our financial statements. On October 30, 2020, ScanSource completed the sale of its products distribution business located in Mexico, Colombia, Chile, Peru, and its Miami-based export operations to Intcomex. The Company is actively working on sales opportunities for its divestitures in Europe and the UK.

COVID-19 Update

Our top priority during the COVID-19 pandemic is protecting the health and safety of our employees. We implemented travel restrictions and transitioned our employees, where possible, to a remote working environment. Most of our office-based employees around the world are working remotely. We have taken a number of measures to ensure our teams have the flexibility and resources they need to stay safe and healthy. We are experiencing higher costs from these safety measures to protect our employees. We are continuing to provide the high level of customer service our partners expect from us.

Webcast Details and CFO Commentary
At approximately 4:15 p.m. ET today, a CFO commentary, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results in a conference call today, November 9, 2020, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's Divestitures and the impact of the COVID-19 pandemic, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, the impact of the COVID-19 pandemic on the Company's operations and financial condition and the potential prolonged economic weakness brought on by COVID-19, the Company's ability to complete the Divestitures on acceptable terms or otherwise dispose of the operations, the failure to manage and implement the Company's organic growth strategy, credit risks involving the Company's larger customers and suppliers, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, risk to the Company's business from a cyber-security attack, a failure of the Company's IT systems, failure to hire and retain quality employees, loss of the Company's major customers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2020, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.
Net sales on a constant currency basis, excluding Divestitures and acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from Divestitures, as well as acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Income Statement Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP net sales, non-GAAP gross profit, non-GAAP operating income, non-GAAP other expense, net, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Return on invested capital ("ROIC"): ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of ROIC provides useful information to investors and is an additional relevant comparison of our performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.
These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is at the center of the technology solution delivery channel, connecting businesses and providing solutions for their complex needs. ScanSource sells through multiple, specialized routes-to-market with digital, physical and services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. ScanSource enables its sales partners to create, deliver and manage solutions for end-customers across almost every vertical market. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the Best Places to Work in South Carolina and on FORTUNE magazine’s 2020 List of World’s Most Admired Companies. ScanSource ranks #654 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2020	June 30, 2020*
Assets
Current assets:
Cash and cash equivalents	$49,889	$29,485
Accounts receivable, less allowance of $21,981 at September 30, 2020 and $21,906 at September 30, 2019	509,779	443,185
Inventories	423,088	454,885
Prepaid expenses and other current assets	92,216	94,681
Current assets held for sale	176,903	181,231
Total current assets	1,251,875	1,203,467
Property and equipment, net	52,264	55,641
Goodwill	215,170	214,288
Identifiable intangible assets, net	117,492	121,547
Deferred income taxes	24,366	24,630
Other non-current assets	72,177	72,521
Total assets	$1,733,344	$1,692,094
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$544,856	$454,240
Accrued expenses and other current liabilities	84,537	76,686
Current portion of contingent consideration	46,850	46,334
Income taxes payable	1,820	5,886
Current portion of long-term debt	7,843	7,839
Current liabilities held for sale	152,259	128,022
Total current liabilities	838,165	719,007
Deferred income taxes	4,029	3,884
Long-term debt, net of current portion	140,956	143,175
Borrowings under revolving credit facility	—	67,714
Other long-term liabilities	78,967	80,068
Total liabilities	1,062,117	1,013,848
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,361,298 and 25,361,298 shares issued and outstanding at September 30, 2020 and June 30, 2020, respectively	64,945	63,765
Retained earnings	735,457	747,276
Accumulated other comprehensive loss	(129,175)	(132,795)
Total shareholders’ equity	671,227	678,246
Total liabilities and shareholders’ equity	$1,733,344	$1,692,094

*Derived from audited financial statements.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30,
	2020	2019
Net sales	$757,342	$842,701
Cost of goods sold	676,563	744,176
Gross profit	80,779	98,525
Selling, general and administrative expenses	62,112	68,532
Depreciation expense	3,396	3,301
Intangible amortization expense	4,853	4,538
Restructuring and other charges	8,268	169
Change in fair value of contingent consideration	516	2,472
Operating income	1,634	19,513
Interest expense	1,913	3,317
Interest income	(481)	(807)
Other expense (income), net	364	374
(Loss) income before income taxes	(162)	16,629
Provision for income taxes	(47)	4,338
Net (loss) income from continuing operations	(115)	12,291
Net loss from discontinued operations	(11,704)	(761)
Net (loss) income	$(11,819)	$11,530
Per share data:

Net (loss) income from continuing operations per common share, basic	$(0.01)	$0.48
Net loss from discontinued operations per common share, basic	(0.46)	(0.03)
Net (loss) income per common share, basic	$(0.47)	$0.45
Weighted-average shares outstanding, basic	25,361	25,539

Net (loss) income from continuing operations per common share, diluted	$(0.01)	$0.48
Net loss from discontinued operations per common share, diluted	(0.46)	(0.03)
Net (loss) income per common share, diluted	$(0.47)	$0.45
Weighted-average shares outstanding, diluted	25,361	25,617

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Quarter ended September 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(11,819)	$11,530
Net loss from discontinued operations	(11,704)	(761)
Net (loss) income from continuing operations	(115)	12,291
Adjustments to reconcile net income to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	8,710	8,518
Amortization of debt issue costs	104	104
Provision for doubtful accounts	(8)	1,225
Share-based compensation	1,168	1,241
Deferred income taxes	139	56
Change in fair value of contingent consideration	516	2,472
Finance lease interest	37	22
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(68,726)	(48,844)
Inventories	31,155	(49,276)
Prepaid expenses and other assets	2,369	306
Other non-current assets	(274)	(7,516)
Accounts payable	92,419	94,587
Accrued expenses and other liabilities	7,827	10,063
Income taxes payable	(4,096)	2,381
Net cash provided by operating activities of continuing operations	71,225	27,630
Cash flows from investing activities of continuing operations:
Capital expenditures	(748)	(939)
Cash paid for business acquisitions, net of cash acquired	—	(49,080)
Net cash used in investing activities of continuing operations	(748)	(50,019)
Cash flows from financing activities of continuing operations:
Borrowings on revolving credit, net of expenses	477,381	476,171
Repayments on revolving credit, net of expenses	(545,095)	(515,772)
Borrowings on long-term debt, net	(2,214)	(1,272)
Repayments of finance lease obligations	(327)	(391)
Taxes paid on settlement of equity awards	—	(12)
Repurchase of common stock	—	(6,077)
Net cash used in financing activities of continuing operations	(70,255)	(47,353)

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited), continued
(in thousands)

Cash flows from discontinued operations:
Net cash flows provided by operating activities of discontinued operations	31,853	19,370
Net cash flows used in investing activities of discontinued operations	(36)	(1)
Net cash flows (used in) provided by financing activities of discontinued operations	(9,488)	52,861
Net cash flows provided by discontinued operations	22,329	72,230
Effect of exchange rate changes on cash and cash equivalents	(1,439)	(429)
Increase in cash and cash equivalents	21,112	2,059
Consolidated cash and cash equivalents at beginning of period	34,455	23,818
Consolidated cash and cash equivalents at end of period	55,567	25,877
Cash and cash equivalents of discontinued operations	5,678	1,526
Cash and cash equivalents of continuing operations	$49,889	$24,351

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2020	2019
Return on invested capital ratio (ROIC), annualized (a)	8.4%	9.6%

Reconciliation of net income to EBITDA:
Net (loss) income from continuing operations (GAAP)	$(115)	$12,291
Plus: Interest expense	1,913	3,317
Plus: Income taxes	(47)	4,338
Plus: Depreciation and amortization	8,710	8,518
EBITDA (non-GAAP)	10,461	28,464
Plus: Change in fair value of contingent consideration	516	2,472
Plus: Acquisition and divestiture costs(b)	498	757
Plus: Restructuring costs	8,268	169
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$19,743	$31,862

Invested Capital Calculations:
Equity – beginning of the period	$678,246	$914,129
Equity – end of the period	671,227	905,751
Plus: Change in fair value of contingent consideration, net of tax	390	1,869
Plus: Acquisition and divestiture costs(b)	498	757
Plus: Restructuring, net of tax	6,250	128
Plus: Discontinued operations net loss	11,704	761
Average equity	684,158	911,698
Average funded debt(c)	243,268	407,306
Invested capital (denominator for ROIC) (non-GAAP)	$927,426	$1,319,004

(a) The annualized EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current and prior-year quarter.
(b) Acquisition and divestiture costs are generally nondeductible for tax purposes.
(c) Average funded debt, which includes both continuing and discontinued operations, is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended September 30,
	2020	2019	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Non-GAAP net sales, including Divestitures	$638,385	$697,791	(8.5)%
Divestitures	(114,808)	(116,604)
Net sales, reported	523,577	581,187	(9.9)%
Foreign exchange impact (a)	7,724	—
Non-GAAP net sales, constant currency excluding Divestitures	$531,301	$581,187	(8.6)%

Worldwide Communications & Services:
Non-GAAP net sales, including Divestitures	$264,005	$300,627	(12.2)%
Divestitures	(30,240)	(39,113)
Net sales, reported	233,765	261,514	(10.6)%
Foreign exchange impact (a)	17,440	—
Non-GAAP net sales, constant currency excluding Divestitures	$251,205	$261,514	(3.9)%

Consolidated:
Non-GAAP net sales, including Divestitures	$902,390	$998,418	(9.6)%
Divestitures	(145,048)	(155,717)
Net sales, reported	757,342	842,701	(10.1)%
Foreign exchange impact (a)	25,164	—
Non-GAAP net sales, constant currency excluding Divestitures	$782,506	$842,701	(7.1)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2020 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2019.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended September 30,
	2020	2019	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$683,603	$768,508	(11.0)%

International:
Non-GAAP net sales, including Divestitures	$218,787	$229,910	(4.8)%
Divestitures	(145,048)	(155,717)
Net sales, reported	73,739	74,193	(0.6)%
Foreign exchange impact(a)	25,164	—
Non-GAAP net sales, constant currency excluding Divestitures	$98,903	$74,193	33.3%

Consolidated:
Non-GAAP net sales, including Divestitures	$902,390	$998,418	(9.6)%
Divestitures	(145,048)	(155,717)
Net sales, reported	757,342	842,701	(10.1)%
Foreign exchange impact(a)	25,164	—
Non-GAAP net sales, constant currency excluding Divestitures	$782,506	$842,701	(7.1)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2020 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2019.

ScanSource Reports First Quarter Results

	Quarter ended September 30, 2020
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$757,342	$—	$—	$—	$—	$757,342
Gross profit	80,779	—	—	—	—	80,779
Operating income	1,634	4,853	516	498	8,268	15,769
Other expense, net	1,796	—	—	—	—	1,796
Pre-tax (loss) income	(162)	4,853	516	498	8,268	13,973
Net (loss) income from continuing operations	(115)	3,675	390	498	6,250	10,698
Diluted EPS from continuing operations	$(0.01)	$0.14	$0.02	$0.02	$0.25	$0.42

	Quarter ended September 30, 2019
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$842,701	$—	$—	$—	$—	$842,701
Gross profit	98,525	—	—	—	—	98,525
Operating income	19,513	4,538	2,472	757	169	27,449
Other expense, net	2,884	—	—	—	—	2,884
Pre-tax income	16,629	4,538	2,472	757	169	24,565
Net income from continuing operations	12,291	3,406	1,869	757	128	18,451
Diluted EPS from continuing operations	$0.48	$0.13	$0.07	$0.03	$0.01	$0.72

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Discontinued Operations - Financial Results:

	Quarter ended September 30,
	2020	2019
	(in thousands)
Net sales	$145,049	$155,716
Cost of goods sold	134,534	142,142
Gross profit	10,515	13,574
Selling, general and administrative expenses	10,913	13,810
Depreciation expense	201	248
Intangible amortization expense	—	424
Operating loss	(599)	(908)
Interest expense, net	125	483
Loss on held for sale classification	10,686	—
Other expense, net	291	(343)
Loss from discontinued operations before taxes	(11,701)	(1,048)
Income tax expense	3	(287)
Net loss from discontinued operations	$(11,704)	$(761)

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Discontinued Operations - Assets and Liabilities:

	September 30, 2020	June 30, 2020
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$5,678	$4,970
Accounts receivable, net	130,553	117,200
Inventories, net	95,560	106,779
Prepaid expenses and other current assets	27,465	23,808
Total current assets	259,256	252,757
Property and equipment, net	1,724	1,833
Deferred income taxes	9,633	9,349
Other non-current assets	5,899	6,215
Total assets, before valuation allowance	276,512	270,154
Less: valuation allowance	(99,609)	(88,923)
Total assets, net of valuation allowance (a)	$176,903	$181,231
Liabilities
Current liabilities:
Accounts payable	$84,657	$56,098
Accrued expenses and other current liabilities	15,834	14,815
Other taxes payable	23,136	20,378
Short-term borrowings	—	3,524
Income tax payable	1,338	1,085
Total current liabilities	124,965	95,900
Borrowings under revolving credit facility	19,932	24,704
Other long-term liabilities	7,362	7,418
Total liabilities(1)	$152,259	$128,022

(a) Total assets and liabilities of discontinued operations are classified in current assets and liabilities, respectively, in the Company's consolidated balance sheet as of September 30, 2020 and June 30, 2020, as the discontinued operations are expected to be disposed by June 30, 2021.